Consent of Independent Auditors
The Board of Directors
Allianz Life Insurance Company of North America:
We consent to the use of our report dated May 18, 2018 on the statutory statements of operations, capital and surplus, and cash flow of Allianz Life Insurance Company of North America for the year ended December 31, 2017, incorporated by reference herein and to the references to our firm under the heading “EXPERTS” in the Statement of Additional Information.

/s/ KPMG LLP
Minneapolis, Minnesota
October 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent in these Post Effective Amendments No. 24 and 540 to the Registration Statement on Form N-4 No. 333-90260 and 811-05618 of Allianz Life Variable Account B to the incorporation by reference of our report dated April 3, 2020 relating to the statutory financial statements of Allianz Life Insurance Company of North America, which appears in Post-Effective Amendment No. 21 to Registrant’s Form N-4, (File Nos. 333-182987 and 811-05618), for the year ended December 31, 2019 and the inclusion of our report dated March 25, 2020 relating to the financial statements of Allianz Life Variable Account B, which appears in this Registration Statement.  We also consent to the references to us under the headings “Experts”, “Auditor Update”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 26, 2020